EXHIBIT 23.1



CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Equity Incentive Plan of American Medical Security Group, Inc., of our report dated January 31, 2002, with respect to the consolidated financial statements of American Medical Security Group, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                         /s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin
June 26, 2002